Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Color Kinetics Incorporated on Form S-8 of our report, dated March 14, 2005, appearing in the Annual Report on Form 10-K of Color Kinetics Incorporated for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
July 14, 2005